                                              Exhibit 99.1
                                              ------- ----


                        [Financial Statements of PHAMIS]

                         INDEPENDENT AUDITORS' REPORT
================================================================================


The Board of Directors and Shareholders
PHAMIS, Inc.:



We have audited the accompanying consolidated balance sheets of PHAMIS, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PHAMIS, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.



/s/ KPMG Peat Marwick LLP

Seattle, Washington
January 31, 1997, except for note 14,
  which is as of March 25, 1997

                                 PHAMIS, INC.
                               AND SUBSIDIARIES

                          Consolidated Balance Sheets

                          December 31, 1996 and 1995

                   (In thousands, except per share amounts)

====================================================================================================

                 Assets                                                        1996          1995
----------------------------------------------------------------------------------------------------
Current assets:
    Cash and cash equivalents                                            $        -          4,488
    Investments available for sale, at fair value (note 2)                   18,838         19,890
    Accounts receivable, net of allowance of $102 in 1996
     and $67 in 1995                                                          8,417          6,153
    Accrued revenue receivable (note 3)                                       2,073          1,143
    Refundable income taxes (note 11)                                           316            777
    Deferred income taxes (note 11)                                             323            557
    Prepaid expenses and other assets (note 4)                                  857            651
                                                                          --------------------------
               Total current assets                                          30,824         33,659
                                                                          --------------------------

Furniture, equipment and leasehold improvements (notes 7 and 8):
    Furniture                                                                 2,074          1,127
    Equipment                                                                 6,349          4,673
    Leasehold improvements                                                      366            596
                                                                          --------------------------
                                                                              8,789          6,396
    Less accumulated depreciation and amortization                            4,023          3,458
                                                                          --------------------------
               Net furniture, equipment and leasehold improvements            4,766          2,938
                                                                          --------------------------

Other investments and advances, at cost (note 4)                              2,560          1,082
Capitalized software costs, net of accumulated
    amortization of $4,137 in 1996 and $2,800 in 1995                         5,120          3,060
Other                                                                           477            367
----------------------------------------------------------------------------------------------------
               Total assets                                              $   43,747         41,106
====================================================================================================


See accompanying notes to consolidated financial statements.

                                 PHAMIS, INC.
                               AND SUBSIDIARIES

                          Consolidated Balance Sheets

                          December 31, 1996 and 1995

                   (In thousands, except per share amounts)

====================================================================================================

             Liabilities and Shareholder's Equity                              1996           1995
----------------------------------------------------------------------------------------------------
Current liabilities:
    Note payable to bank (note 6)                                        $        -             209
    Current installments of long-term obligations (note 7)                      102             265
    Accounts payable                                                          1,739           2,531
    Accrued compensation expense                                                985           1,657
    Other accrued expenses                                                      929             310
    Deferred revenue (note 3)                                                 7,590           7,236
                                                                          --------------------------
               Total current liabilities                                     11,345          12,208
                                                                          --------------------------

Long-term obligations, excluding current installments (note 7)                   51             152

Deferred income taxes (note 11)                                               1,191             666

Shareholders' equity (note 9):
    Preferred stock, $.0025 par value.  Authorized 4,000 shares;
      no shares outstanding                                                       -               -
    Common stock, $.0025 par value.  Authorized 25,000 shares;
      issued and outstanding 6,127 shares in 1996 and
      5,968 shares in 1995                                                       15              15
    Additional paid-in capital                                               27,240          25,921
    Unrealized gains on investments (note 2)                                     15              32
    Retained earnings                                                         3,890           2,112
                                                                          --------------------------
               Total shareholders' equity                                    31,160          28,080

Commitments and contingencies (notes 8, 9, 12 and 13)
----------------------------------------------------------------------------------------------------

               Total liabilities and shareholders' equity                $   43,747          41,106
====================================================================================================

See accompanying notes to consolidated financial statements.

                                 PHAMIS, INC.
                               AND SUBSIDIARIES

                       Consolidated Statements of Income

                 Years Ended December 31, 1996, 1995 and 1994

                   (In thousands, except per share amounts)

==============================================================================================================
                                                                             1996         1995         1994
--------------------------------------------------------------------------------------------------------------
Net revenues (note 10):
    Systems, licenses and service                                      $   35,128        35,660        28,597
    Support and maintenance                                                 8,033         6,001         4,994
    Additional hardware                                                     6,139         5,504         5,510
                                                                        --------------------------------------
               Total net revenues                                          49,300        47,165        39,101
                                                                        --------------------------------------
Costs of revenues:
    Systems, licenses and service                                          19,665        20,058        17,247
    Support and maintenance                                                 5,061         4,091         3,547
    Additional hardware                                                     3,992         3,851         4,130
                                                                        --------------------------------------
               Total cost of revenues                                      28,718        28,000        24,924
                                                                        --------------------------------------
               Gross margin                                                20,582        19,165        14,177
                                                                        --------------------------------------
Operating expenses:
    Sales and marketing                                                     7,510         5,579         4,657
    Research and development                                                5,793         3,896         2,957
    General and administrative                                              3,885         4,954         4,143
    Merger and acquisition costs (note 5)                                     292             -             -
    Corporate headquarters relocation (note 8)                                304             -             -
    International market entry costs (note 13)                                810             -             -
                                                                        --------------------------------------
               Total operating expenses                                    18,594        14,429        11,757
                                                                        --------------------------------------
               Operating income                                             1,988         4,736         2,420
                                                                        --------------------------------------
 Other income (expense):
    Interest income                                                           780         1,096            81
    Interest expense                                                          (31)          (65)         (123)
    Other, net                                                                (32)           29          (109)
                                                                        --------------------------------------
               Other income (expense), net                                    717         1,060          (151)
                                                                        --------------------------------------
               Income before income taxes and extraordinary item            2,705         5,796         2,269
Provision for income taxes (note 11)                                          927         1,488            30
                                                                        -------------------------------------
               Income before extraordinary item                             1,778         4,308         2,239
Extraordinary item--gain from forgiveness of debt (note 5)                      -             -           298
                                                                        --------------------------------------
                       Net income                                      $    1,778         4,308         2,537
                                                                        --------------------------------------
Net income per common share - primary                                  $      .28           .68           .61
Net income per common share - fully diluted                            $      .28           .68           .57

Weighted average number of common shares outstanding -
    primary                                                                 6,361         6,320         4,165

Weighted average number of common shares outstanding -
    fully diluted                                                           6,361         6,353         4,443
==============================================================================================================

See accompanying notes to consolidated financial statements.

                                  PHAMIS, INC.
                                AND SUBSIDIARIES

           Consolidated Statements of Shareholders' Equity (Deficit)

                  Years ended December 31, 1996, 1995 and 1994

                                 (In thousands)

======================================================================================================================
                                                                                                         Unrealized
                                                               Common stock              Additional       gains on
                                                        --------------------------        paid-in         invest-
                                                          Shares          Amount          capital          ments
----------------------------------------------------------------------------------------------------------------------

Balances at December 31, 1993                             3,803      $      9       $       4,129     $      -

Stock issued in connection with initial public
      offering                                            1,400             4              14,750            -
Stock options exercised                                      44             -                 115            -
Stock issued pursuant to employee stock purchase plan         7             -                  33            -
Stock issued to 401(k) plan                                  21             -                 103            -
Net income                                                   -              -                  -             -
                                                       ---------------------------------------------------------------

Balances at December 31, 1994                             5,275            13              19,130            -

Stock issued in connection with initial public
      offering (underwriters' overallotment)                385             1               4,176            -
Stock options exercised                                     276             1               1,177            -
Tax benefit related to stock options                         -              -                 769            -
Stock issued pursuant to employee stock purchase plan         7             -                 149            -
Stock issued to 401(k) plan                                  25             -                 520            -
Unrealized gains on investments                              -              -                  -             32
Net income                                                   -              -                  -             -
                                                       ---------------------------------------------------------------

Balances at December 31, 1995                             5,968            15              25,921            32

Stock options exercised                                     117             -                 509            -
Tax benefit related to stock options                         -              -                 164            -
Stock issued pursuant to employee stock purchase plan        14             -                 182            -
Stock issued to 401(k) plan                                  28             -                 464            -
Unrealized gains (losses) on investments                     -              -                  -            (17)
Net income                                                   -              -                  -            -
----------------------------------------------------------------------------------------------------------------------

Balances at December 31, 1996                             6,127      $     15       $      27,240     $      15
----------------------------------------------------------------------------------------------------------------------

========================================================================================
                                                                               Total
                                                                               share-
                                                             Retained          holders'
                                                             earnings          equity
                                                             (deficit)        (deficit)
----------------------------------------------------------------------------------------

Balances at December 31, 1993                            $    (4,733)    $        (595)

Stock issued in connection with initial public
      offering                                                    -             14,754
Stock options exercised                                           -                115
Stock issued pursuant to employee stock purchase plan             -                 33
Stock issued to 401(k) plan                                       -                103
Net income                                                     2,537             2,537
                                                       ---------------------------------

Balances at December 31, 1994                                 (2,196)           16,947

Stock issued in connection with initial public
      offering (underwriters' overallotment)                      -              4,177
Stock options exercised                                           -              1,178
Tax benefit related to stock options                              -                769
Stock issued pursuant to employee stock purchase plan             -                149
Stock issued to 401(k) plan                                       -                520
Unrealized gains on investments                                   -                 32
Net income                                                     4,308             4,308
                                                       ---------------------------------
Balances at December 31, 1995                                  2,112            28,080

Stock options exercised                                           -                509
Tax benefit related to stock options                              -                164
Stock issued pursuant to employee stock purchase plan             -                182
Stock issued to 401(k) plan                                       -                464
Unrealized gains (losses) on investments                          -                (17)
Net income                                                     1,778             1,778
----------------------------------------------------------------------------------------

Balances at December 31, 1996                            $     3,890     $      31,160
----------------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.

                                 PHAMIS, INC.
                               AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                  Years ended December 31, 1996, 1995 and 1994

                                 (In thousands)

=========================================================================================================================

                                                                                        1996         1995        1994
-------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
     Net income                                                                    $     1,778       4,308       2,537
     Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation and amortization                                                 2,640       1,955       1,498
           Deferred income taxes                                                           768         357        (265)
           International market entry costs                                                810          -           -
           Other                                                                           106          21        (151)
           Change in certain assets and liabilities:
               Accounts receivable                                                      (2,264)       (934)     (1,709)
               Accrued revenue receivable                                                 (930)       (647)        104
               Refundable income taxes                                                     625          (8)         -
               Prepaid expenses and other current assets                                  (206)       (291)         42
               Accounts payable                                                           (792)        939        (280)
               Accrued compensation expense and other accrued expenses                     (53)        362         710
               Income taxes payable                                                         -         (255)        255
               Deferred revenue                                                            354        (536)      2,520
                                                                                     ------------------------------------

                      Net cash provided by operating activities                          2,836       5,271       5,261
                                                                                     ------------------------------------

Cash flows from investing activities:
     Purchases of investments                                                          (18,459)    (60,908)    (14,964)
     Maturities and sales of investments                                                19,485      56,030          -
     Purchases of furniture, equipment and leasehold improvements                       (3,237)     (1,792)       (807)
     Capitalized software development costs                                             (3,397)     (1,853)       (526)
     Other investments and advances                                                     (1,478)     (1,082)         -
     International contract development costs                                             (824)         -           -
     Decrease (increase) in other assets and other                                         (96)       (137)         84
                                                                                     ------------------------------------

                      Net cash used in investing activities                             (8,006)     (9,742)    (16,213)
                                                                                     ------------------------------------

Cash flows from financing activities:
     Net proceeds from initial public offering                                              -        4,177      14,754
     Proceeds from issuance of common stock under stock option and employee
        benefit plans                                                                    1,155       1,847         251
     Principal repayments of long-term obligations                                        (264)       (480)       (370)
     Net change in note payable to bank                                                   (209)        109        (782)
                                                                                     ------------------------------------

                      Net cash provided by financing activities                            682       5,653      13,853
                                                                                     ------------------------------------

                      Net increase (decrease) in cash and cash equivalents              (4,488)      1,182       2,901

Cash and cash equivalents at beginning of year                                           4,488       3,306         405
                                                                                     ====================================

Cash and cash equivalents at end of year                                           $        -        4,488       3,306
                                                                                     ====================================

Supplemental disclosures of cash flow information - cash paid during the year for:
        Interest                                                                   $        31          65         122
        Income taxes                                                                        84       1,395          43
                                                                                     ====================================

Supplemental schedule of noncash investing and financing activities:
     Equipment acquired under capital lease agreements                             $        -           -          355
     Tax benefit from stock options exercised                                              164         769          -
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

                                  PHAMIS, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 1996, 1995 and 1994



===============================================================================

(1)    Significant Accounting Policies

(a)    Nature of Operations

PHAMIS, Inc. (Company) develops, markets, installs and services, enterprise-wide, patient-centered health care information systems for use by large- and medium-sized health care providers. The PHAMIS-LASTWORD system is an integrated hardware and software solution that constructs an on-line lifetime medical record that is accessible simultaneously throughout the health care delivery enterprise. The LASTWORD system collects, stores and organizes patient-centered health care information as a single relational database that enables immediate on-line access to current and prior episodes of patient care. The majority of the Company's revenues (in excess of 90%) are generated from sales of the LASTWORD system, and its remaining revenues are generated from its recently acquired Data Breeze, Inc. practice management solution. The principal market for the Company's products and technologies are hospitals and medical group practices with revenues in excess of $100 million located throughout the United States, and targeted international markets.

The LASTWORD system operates on the fault-tolerant computing platform provided by Tandem Computers, Inc. (Tandem). The Company has derived a significant amount of its net revenues from the resale of this platform. The Company has operated for a number of years under various distribution agreements with Tandem, and the current agreement expires in January 2002. Any significant failure by Tandem to meet the Company's hardware requirements would require the Company to make substantial investments to convert its products to operate on a computing platform provided by another supplier.

In March 1996, the Company acquired Data Breeze, Inc. (DataBreeze), a Florida-based provider of information systems for the physician practice management marketplace through a pooling-of-interests. The DataBreeze practice management and managed care information system is designed for medium- to large-sized management service organizations (MSOs), and multi-specialty, multi-site physician group practices. The consolidated financial statements for all periods prior to the acquisition have been restated to include the accounts and results of operations of DataBreeze.

In December 1994, the Company completed an initial public offering (IPO) of 1,400,000 shares of common stock at an offering price of $12 per share. The proceeds to the Company from the IPO, after deducting commissions and offering expenses, were approximately $14,754,000.

In January 1995, an additional 385,200 shares of common stock were offered at the offering price, and at the same terms of the IPO shares, to cover underwriters' overallotments made in connection with the IPO. The proceeds to the Company, after deducting commissions and offering expenses, were approximately $4,177,000.

(b)    Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

                  Notes to Consolidated Financial Statements


==============================================================================


(c)    Pervasiveness of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d)    Revenue Recognition

Systems revenues are typically generated from long-term contracts to deliver and install an integrated systems solution. Systems revenues include software license fees, service fees, and revenues from the resale of third-party hardware. Such revenues and the related costs, including the cost of contract hardware, are recognized using the percentage-of-completion method as the work progresses. These revenues and costs are measured primarily based on the ratio of labor hours incurred to total estimated labor hours for the particular contract, as prescribed by generally accepted accounting principles for long-term, fixed-price contracts. Should the total estimated cost of a contract be expected to exceed the contract price, the total estimated loss is recorded in the period in which such loss is determined. The Company also licenses additional software and provides additional services to its customers outside the scope of its original system contract. Such revenues are recognized either by the percentage-of-completion method or as the services are provided.

Support and maintenance fees are generally billed monthly and are recognized ratably over the contract period with the related costs expensed as incurred. Revenues for hardware sales not included in a systems contract, ("additional hardware"), are recognized upon shipment.

Customer payment terms vary. Amounts billed in advance of satisfying revenue recognition criteria are classified in current liabilities as "deferred revenue" in the accompanying consolidated balance sheets. Costs and earnings recognized in advance of billing are classified in current assets as "accrued revenue receivable." The Company charged $27,000, $33,000 and $38,000, net of recoveries, in 1996, 1995 and 1994, respectively, to the consolidated statements of income related to allowances for doubtful accounts receivable.

(e)    Software Development Costs

Software development costs incurred in conjunction with product development are charged to research and development expense until technological feasibility has been established. Thereafter, all software development costs for qualified projects are capitalized and are stated at the lower of unamortized cost or net realizable value. Net realizable value for a particular software product is assessed based on anticipated gross margins applicable to sales of the related product in future periods. Amortization of capitalized software costs begins when the related product is available for general release to customers and is provided for each product based on the greater of the amount computed using (i) the ratio of current gross revenues to total current and anticipated future gross revenues for the related software or (ii) the straight-line method over a three-year life or the product's estimated economic life, if shorter.

Amortization expense related to capitalized software costs amounted to $1,338,000, $943,000 and $722,000 in the years ended December 31, 1996, 1995 and
1994, respectively. These amounts are included in costs of systems, licenses and service.

                  Notes to Consolidated Financial Statements



===============================================================================

(f)    Research and Development

Research and development costs, other than software development costs, are charged to expense as incurred.

(g)    Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes." Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(h)    Earnings Per Common Share

Primary and fully diluted net income per common share are computed using the weighted average number of common and common-equivalent shares outstanding, including shares issuable upon exercise of stock options. The computation, using the treasury stock method, assumes that the proceeds from the exercise of stock options, including tax benefits, are used to repurchase common shares at the average market price of the Company's common stock during each period for primary net income per common share, and at the greater of the average market price during each period or the market price at the end of each period for fully diluted net income per common share. Pursuant to the rules of the Securities and Exchange Commission, common and common-equivalent shares issued during the 12 months immediately preceding the date of the Company's IPO in 1994 have been included in the calculation of common and common-equivalent shares as if they were outstanding for all periods presented through the date of the Company's IPO using the IPO price of $12.00 per share.

(i)    Cash and Cash Equivalents

Cash and cash equivalents include demand deposits with commercial banks and certain money market mutual funds used for temporary cash management purposes. Net overdrafts with commercial banks of $49,000 at December 31, 1996 are classified in current liabilities as "other accrued expenses."

(j)    Investments Available-For-Sale

Investments in short-term investment-grade, interest-bearing debt securities are classified as available-for-sale, and are carried at fair value. The Company records unrealized holding gains and losses, net of income taxes, as a separate component of shareholders' equity. The Company's policy is to classify investments, some of which may have maturities of three months or less at the time of purchase, as investments available-for-sale rather than cash equivalents if they are acquired and disposed of through its available-for-sale investment portfolio.

                  Notes to Consolidated Financial Statements


===============================================================================

(k)    Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, investments available-for-sale and other investments, accounts receivable and payable, and long- and short-term borrowings. The fair value of these instruments approximates their recorded value. The Company periodically enters into forward exchange contracts to hedge certain recorded or anticipated transactions denominated in foreign currencies. The objective of the Company's foreign currency hedging activities is to protect the Company from the risk that the eventual equivalent dollar cash flows resulting from transactions denominated in foreign currencies will be adversely affected by changes in exchange rates. Gains and losses are deferred and included as a component of the related transaction. The Company did not have any outstanding financial instruments with off-balance sheet risk at December 31, 1996.

The Company's customers are substantially all large integrated health care delivery enterprises located in the United States, United Kingdom and Canada. Since a substantial portion of the Company's business is related to large dollar value contracts, these receivables may be concentrated in relatively few accounts. Three customer accounts at December 31, 1996 represented 34% of the total accounts receivable balance while at December 31, 1995, the three largest accounts represented 38% of the total balance. The Company does not have a general policy of requiring collateral for its receivables, but it generally requires down payments to be received in advance of performing significant services.

(l)    Furniture, Equipment and Leasehold Improvements

Furniture, leasehold improvements and owned equipment are stated at cost. Equipment under capital leases is stated at the lower of the present value of minimum lease payments discounted at the Company's incremental borrowing rate at the beginning of the lease term or fair value at the inception of the lease.

Depreciation and amortization of furniture, equipment and leasehold improvements are provided using the straight-line method over the following estimated useful lives:

                Furniture                       7 years
                Equipment                       4 to 5 years
                Leasehold improvements          Lesser of lease term or
                                                  estimated useful life

(m)    Stock Based Compensation

In 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock Based Compensation." In accordance with the provisions of SFAS No. 123, the Company has elected to continue to apply the provisions of Accounting Principles Board (APB) Opinion No. 25 and related interpretations in accounting for its stock option plans and, accordingly, does not recognize compensation expense for options granted with an exercise price equal to or in excess of fair value at the date of grant. Note 9 to the consolidated financial statements contains a summary of pro forma net income and earnings per share for 1996 and 1995 as if the Company had recognized compensation expense based on the fair value of the options granted at grant date as prescribed by SFAS No. 123.

(n)    Reclassifications

Certain prior period balances have been reclassified to conform to the 1996 presentation.


(2)    Investments Available-For-Sale

                   Notes to Consolidated Financial Statements



===============================================================================

Investments available-for-sale at December 31, 1996 and 1995 consist principally of tax-exempt, investment-grade, interest-bearing securities diversified among security types and users. Investments available-for-sale consisted of the following at December 31, 1996:

                                                                                                    Unrealized               Fair
                                                                                        Cost      gains (losses)            value
                                                                                     ---------------------------------------------
                                                                                                    (In thousands)

                    State and municipal bonds and notes                              $  9,087            24                  9,111
                    Tax-exempt municipal preferreds                                     9,728            (1)                 9,727
                                                                                     ---------------------------------------------

                                                                                     $ 18,815            23                 18,838
                                                                                     =============================================

Investments available-for-sale consisted of the following at December 31, 1995:

                                                                                                    Unrealized               Fair
                                                                                        Cost           gains                value
                                                                                     ---------------------------------------------
                                                                                                    (In thousands)

                    Money market funds                                               $    622             -                    622
                    State and municipal bonds and notes                                 8,899            49                  8,948
                    Tax-exempt municipal preferreds                                    10,320             -                 10,320
                                                                                     ---------------------------------------------

                                                                                     $ 19,841            49                 19,890
                                                                                     =============================================

At December 31, 1996 and 1995, approximately $15,000 and $32,000, net of income taxes, of unrealized holding gains were recorded in shareholders' equity, respectively. The cost and fair value of available-for-sale securities as of December 31, 1996, by contractual maturity, consisted of the following:

                                                                                                           Fair
                                                                                        Cost              value
                                                                                     ----------------------------
                                                                                           (In thousands)

                    Due in one year or less                                          $ 15,497             15,504
                    Due in one to two years                                             3,318              3,334
                                                                                     ----------------------------

                                                                                     $ 18,815             18,838
                                                                                     ============================

                   Notes to Consolidated Financial Statements



===============================================================================

(3)    Uncompleted Contracts

Costs, estimated earnings and billings to date on uncompleted contracts were as follows at December 31:

                                                                                         1996             1995
                                                                                   ---------------------------------
                                                                                            (In thousands)
                   Costs incurred on uncompleted contracts                      $       49,770            55,641
                   Estimated earnings                                                   33,618            33,322
                                                                                   ---------------------------------

                                                                                        83,388            88,963
                   Less billings to date                                                88,905            95,056
                                                                                   ---------------------------------

                                                                                $       (5,517)           (6,093)
                                                                                   =================================

                   Included in accompanying balance sheets under the
                       following captions:
                             Accrued revenue receivable                                  2,073             1,143
                             Deferred revenue                                           (7,590)           (7,236)
                                                                                   ---------------------------------

                                                                                $       (5,517)           (6,093)
                                                                                   =================================

(4)    Other Investments and Advances

In February 1996, the Company signed a Distribution Agreement with a California-based software developer of mobile computing solutions for the home healthcare marketplace. The Agreement allows the Company to distribute the home healthcare solutions throughout its direct sales network. In addition to the Agreement, the Company purchased a minority equity interest in the developer for approximately $950,000 in cash. The equity interest is accounted for under the cost method of accounting. Subsequent to the initial investment, the Company advanced $295,000 to the developer which was repaid in 1997.

In December 1995, the Company purchased an equity interest in a critical care information systems developer based in Europe, for approximately $1,082,000 in cash. The equity interest is accounted for under the cost method of accounting. In addition to the equity interest, the Company entered into an OEM Distribution Agreement to distribute the critical care system throughout the Company's customer base. To consummate the Agreement the Company paid certain costs for advance license fees, which are recorded as prepaid expenses. During 1996 the Company was a participant in an additional round of equity financing of the developer, as a result of which the Company invested an additional $225,000.

(5)    Acquisition

In March 1996, the Company completed the acquisition of DataBreeze which became a wholly-owned subsidiary of the Company and continues to operate from its Florida headquarters. The transaction was accounted for as a pooling-of-interests, and was effected through the exchange of 153,609 shares of common stock of the Company for all the issued and outstanding shares of DataBreeze. In connection with the merger, the Company incurred approximately $292,000 of one-time merger costs consisting principally of transaction fees for investment bankers, attorneys, and other related charges necessary to consummate the transaction.

The results of operations previously reported by the separate enterprises and the consolidated amounts for the years ended December 31, 1995 and 1994 are summarized below.

                   Notes to Consolidated Financial Statements



===============================================================================

                                              Year ended December 31,
                                           1995                    1994
                                        ---------------------------------
                                                 (In thousands)

         Net revenues:
               PHAMIS Inc.           $    44,003                  34,442
               DataBreeze                  3,162                   4,659
                                        ---------------------------------

               Consolidated          $    47,165                  39,101
                                        ---------------------------------


         Extraordinary item:
               PHAMIS Inc.                   -                       -
               DataBreeze                    -                       298
                                        ---------------------------------

               Consolidated          $       -                       298
                                        ---------------------------------


         Net income (loss):
               PHAMIS Inc.                 4,546                   2,401
               DataBreeze                   (238)                    136
                                        ---------------------------------

               Consolidated          $     4,308                   2,537
                                        =================================

In 1994, DataBreeze negotiated a settlement on a note payable resulting in a forgiveness of debt of $298,000 which is recorded as an extraordinary item in the 1994 consolidated statement of income.

(6)    Note Payable to Bank

As of December 31, 1996, the Company has an unsecured $5,000,000 revolving line of credit agreement with a bank which expires on June 1, 1998. The agreement imposes certain financial covenants requiring the Company to maintain certain levels of net worth, debt to net worth ratios, and current ratios. In addition, the agreement contains an option to convert up to $5,000,000 of the revolving line of credit to a two-year term loan with a maturity no later than June 1, 2000. Borrowings under this line bear interest at the bank's prime rate. There were no amounts outstanding at December 31, 1996 or 1995.

Prior to the acquisition of DataBreeze by the Company (Note 5), DataBreeze had a $250,000 line of credit agreement with a bank. Borrowings under the line carried interest at rates above the bank's prime rate, were subject to certain restrictive financial covenants, and were collateralized by substantially all of DataBreeze's assets. Borrowings of $209,000 were outstanding under this line at December 31, 1995. The line of credit agreement was subsequently canceled in connection with the acquisition of DataBreeze by the Company.

                   Notes to Consolidated Financial Statements



===============================================================================

(7)    Long-Term Obligations

Long-term obligations consist of the following at December 31:

                                                                                                               1996      1995
                                                                                                             --------------------
                                                                                                                (In thousands)

                   Unsecured notes payable due in monthly installments, including interest at rates
                       ranging from 10% to 12%, final payment due January 1997                               $    2        133
                   Capital lease obligations payable, including imputed interest at rates ranging from
                         9.25% to 11.0%, final payments due 1998 to 2000                                        151        284
                                                                                                             --------------------

                                Total long-term obligations                                                     153        417

                   Less current installments                                                                    102        265
                                                                                                             --------------------

                   Total long-term obligations, excluding current installments                               $   51        152
                                                                                                             ====================

The principal maturities of total long-term obligations, excluding current installments, at December 31, 1996 are currently scheduled to mature during 1998 through 2000.

Capitalized equipment leases included in equipment at December 31 are as follows:

                                                                                                            1996        1995
                                                                                                        -----------------------
                                                                                                             (In thousands)

                   Equipment                                                                            $  1,056          1,147
                         Less accumulated amortization                                                       776            678
                                                                                                        -----------------------

                                                                                                        $    280            469
                                                                                                        =======================

(8)    Operating Leases

The Company occupies its office space and uses certain of its equipment under terms of noncancelable operating leases expiring at various dates through 2005. Future minimum lease payments under noncancelable operating leases are as follows at December 31, 1996:

                                                                                                     (In thousands)
                                 Years ending December 31:
                                       1997                                                          $     1,589
                                       1998                                                                1,728
                                       1999                                                                1,780
                                       2000                                                                1,782
                                       2001                                                                1,784
                                       Thereafter                                                          8,403
                                                                                                        =========

                                                                                                     $    17,066
                                                                                                        ---------

Rent expense under noncancelable operating leases amounted to $1,417,000, $976,000 and $821,000 in the years ended December 31, 1996, 1995 and 1994, respectively.

                   Notes to Consolidated Financial Statements



===============================================================================

In 1996, the Company relocated to its new corporate headquarters in Seattle, Washington. In connection with the relocation, the Company incurred approximately $304,000 of one-time, nonrecurring administrative expenses.

(9)    Shareholders' Equity

(a)    Shareholder Rights Plan

In July 1996, the Board of Directors of the Company adopted a shareholder rights plan (the "Rights Plan") and declared a dividend of one preferred share purchase right (a "Right") on each outstanding share of common stock. Under certain circumstances, following a merger or other business combination transaction of 15% or more of the Company's outstanding common stock by an acquiring person or group, each Right (other than Rights held by an acquiring group or person) may be exercised to purchase one one-thousandth of a share of the Company's Series A Junior Participating Preferred Stock for $105. The Rights, which are redeemable by the Company at $0.01 per Right, expire in July 2006. The Rights have certain antitakeover effects and will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors.

(b)    Stock Compensation Plans

At December 31, 1996, the Company has three fixed stock option plans and an employee stock purchase plan, which are described below. The Company applies APB Opinion No. 25 and related interpretations in accounting for its plans under which no compensation expense has been recognized for its four stock-based compensation plans. Had compensation expense for the Company's plans been determined consistent with SFAS No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated in the table below:

                                                       1996            1995
                                                     ------------------------
                                                          (In thousands)

       Net income - as reported                    $   1,778           4,308
       Net income - pro forma                            913           3,837
       Primary net income per common
             share - as reported                         .28             .68
       Primary net income per common
             share - pro forma                           .15             .61
       Fully diluted net income per
             common share - as reported                  .28             .68
       Fully diluted net income per
             common share - pro forma                    .15             .60

The effects of applying SFAS No. 123 in the pro forma disclosures are not indicative of future amounts. SFAS No. 123 does not apply to awards prior to 1995, and additional awards in future years are anticipated.

Fixed Stock Option Plans

Options granted under the PHAMIS, Inc. Amended and Restated 1983 Combined Nonqualified and Incentive Stock Option Plan (1983 Plan) and the PHAMIS, Inc. 1993 Combined Incentive and Nonqualified Stock Option Plan (1993 Plan), are exercisable at the fair market value of the stock at the date of grant. Options granted under both plans, prior to May 1996, are generally exercisable in cumulative increments of 1.667% per month over a five-year period and expire ten years from the date of grant. In April 1996, the Company's Compensation Committee amended the 1993 Plan's vesting policy for option grants from 1.667% per month over a five-year period to 25%

                   Notes to Consolidated Financial Statements



===============================================================================

per year over a four-year period. In addition, the Board of Directors amended the 1993 Plan in May 1996 and October 1994, authorizing the increase in the number of shares available for issuance from 400,000 to 900,000 and 200,000 to 400,000, respectively.

In October of 1994, the Board of Directors authorized 25,000 shares of common stock to be reserved for grant pursuant to the Nonemployee Director Stock Option Plan (1994 Plan). The options become fully vested and exercisable one year from the date of grant provided the director attends the requisite number of Board of Directors meetings. Options expire upon the earlier of 10 years from the date of grant or one year after a director's termination of service as a director.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                              1996           1995
                                          ---------------------------
     Expected dividend yield                    0%              0%
     Expected stock price volatility        62.50%          62.50%
     Risk-free interest rate                 6.14%           7.16%
     Expected life of options              3.8 years       4.4 years

The weighted average fair value of options granted during 1996 and 1995 was $10.10 and $11.28, respectively.

                   Notes to Consolidated Financial Statements





===============================================================================

A summary of the status of the Company's fixed stock option plans as of December 31, 1996, 1995, and 1994, and changes during the years ended on those dates is presented below:

                                                        Outstanding
                                                   --------------------
                                                         options
                                      Shares       --------------------       Weighted         Options     Exercisable
                                      available    1983    1993    1994       average        exercisable    price per
                                      for grant    plan    plan    plan    exercise price    at year-end      share
                                     ---------------------------------------------------------------------------------
                                               (In thousands)                           (In thousands)
    Balances at December 31, 1993       152        650       48       -       $  4.21           414        .50-4.80

    Options set aside                   225         -         -       -
    Options granted                    (140)        -       137       3          5.53
    Options exercised                    -         (42)      (2)      -          2.56
    Options relinquished                  6        (14)      (6)      -          4.62
                                      ----------------------------------
    Balances at December 31, 1994       243        594      177       3          4.53           486        .50-12.00

    Options granted                    (116)        -       113       3         19.11
    Options exercised                    -        (269)      (7)      -          4.27
    Options relinquished                  4         (2)      (4)      -          6.33
                                      ----------------------------------
    Balances at December 31, 1995       131        323      279       6          7.43           347       1.45-28.38

    Options set aside                   500         -         -       -
    Options granted                    (221)        -       218       3         19.97
    Options exercised                    -        (100)     (17)      -          4.35
    Options relinquished                 14         (2)     (14)     (1)        15.69
                                      ----------------------------------
    Balances at December 31, 1996       424        221      466       8       $ 11.74           329       3.85-28.55
                                      ==================================

The following table summarizes information about fixed stock options outstanding at December 31, 1996:

                                            Options Outstanding                           Options Exercisable
                           ------------------------------------------------------  ----------------------------------
                              Shares      Weighted average                             Shares
           Range of         outstanding       remaining       Weighted average      exercisable    Weighted average
        exercise prices     at 12/31/96   contractual life      exercise price      at 12/31/96     exercise price
    -----------------------------------------------------------------------------  ----------------------------------
         $3.85 - 6.04          364           5.39                     $4.66             272             $4.50
          9.00 - 12.88          17           9.04                     11.64               4             10.43
         14.50 - 16.93          86           8.11                     16.86              31             16.93
         18.63 - 21.11         147           9.48                     19.03               5             19.37
         23.76 - 28.55          81           7.73                     24.80              17             25.01
                              ------                                                   ------
         $3.85 - 28.55         695           6.96                    $11.74             329             $7.05
                              ------                                                   ------

                  Notes to Consolidated Financial Statements





===============================================================================

Employee Stock Purchase Plan

The Company has an employee stock purchase plan whereby eligible employees may purchase the Company's common stock at 85% of the lower of the fair market value on the first or the last day of each three-month exercise period. The Company has reserved 200,000 shares of common stock for issuance under the plan. The number of shares available for purchase during the year is determined at the discretion of the Board of Directors. At December 31, 1996, 179,000 shares were reserved for future issuance. During 1996, 14,000 shares were purchased under the plan at an average price of $12.53 per share. During 1995, 7,000 shares were purchased at an average price of $22.00 per share. During 1994, 7,000 shares were purchased at an average price of $5.16 per share. Employees are also allowed to direct portions of their investments in the 401(k) Retirement Savings Plan (Note 12) to acquire Company common stock.

Under SFAS No. 123, compensation expense is recognized for the fair value of the employees' purchase rights, which was estimated using the Black-Scholes model with the following assumptions for 1996 and 1995, respectively: dividend yield of 0% for both years; an expected life of 90 days for both years; expected volatility of 62.5% for both years; and risk-free interest rates of 5.14% and 5.69%. The weighted average fair value of those purchase rights granted in 1996 and 1995 was $5.44 and $7.25, respectively.

(10)  Sales Information

The Company currently derives a significant amount of its annual net revenues from a relatively small number of large long-term fixed-price contracts, relating to sales of its health care information system and related installation services. During 1996 and 1994 there were no individual customers that accounted for more than 10% of total net revenues. One customer represented 11% of the Company's total net revenues for the year ended December 31, 1995.

Under the percentage-of-completion method, a significant increase in the hours required for a system installation could have an adverse effect on a contract's profitability. In addition, the Company's installation contracts generally provide for payments upon the achievement of certain milestones. Therefore, any significant delay in the achievement of milestones on one or more contracts could have an adverse effect on cash flows.

 (11) Income Taxes

The components of the provision for income taxes for the years ended December 31 are as follows:

                                                   1996      1995      1994
                                                 -----------------------------
                                                        (In thousands)
                Federal:
                     Current                   $    175        941      265
                     Deferred                       647        357     (265)
                                                 -----------------------------

                                                    822      1,298       -
                                                 -----------------------------
                State:
                     Current                        (16)       190       30
                     Deferred                       121          -       -
                                                 -----------------------------

                                                    105        190       30
                                                 -----------------------------

                                               $    927      1,488       30
                                                 =============================

Provision for income taxes differs from "expected" income tax expense (computed by applying the U.S. Federal income tax rate of 34%) as follows for the years ended December 31:

                   Notes to Consolidated Financial Statements





===============================================================================

                                                                                1996       1995      1994
                                                                              -------------------------------
                Computed "expected" tax expense                                   34  %     34  %     34   %
                State income taxes, net of Federal benefit                         2         2         1
                Tax-exempt interest and dividends                                 (8)       (4)        -
                Nondeductible merger costs                                         4         -         -
                Change in valuation allowance for net deferred tax                 -        (9)      (35)
                     assets
                Other                                                              2         3         1
                                                                              -------------------------------
                                                                                  34  %     26  %      1   %
                                                                              ===============================

The tax effects of temporary differences that give rise to significant portions of deferred tax assets (liabilities) are comprised of the following for the years ended December 31:
                                                                                                 1996       1995
                                                                                              ----------------------
                                                                                                 (In thousands)
                Deferred tax assets:
                     Accounts receivable, due to allowance for doubtful accounts            $      38         23
                     Compensated absences, principally due to accrual for
                        financial reporting purposes                                              294        241
                     Contracts in progress                                                         -         302
                     Research and development tax credit                                          244        222
                     Loss carryforwards and other tax credits                                     521        157
                     Other                                                                         68         21
                                                                                              ----------------------
                                      Total deferred tax assets                                 1,165        966
                                                                                              ----------------------
                Deferred tax liabilities:
                     Capitalized software costs, net of accumulated amortization                1,888      1,040
                     Other                                                                        145         35
                                                                                              ----------------------
                                      Total deferred tax liabilities                            2,033      1,075
                                                                                              ----------------------
                                      Net deferred tax liabilities                          $     868        109
                                                                                              ======================

                Included in accompanying balance sheets under the following captions:
                        Current assets - deferred income taxes                                    323        557
                        Noncurrent liabilities - deferred income taxes                          1,191        666
                                                                                              ----------------------
                                                                                            $     868        109
                                                                                              ======================

As of December 31, 1996, the Company had net operating loss carryforwards of $1,054,000 and minimum tax credit carryforwards of $156,000 for Federal and state income tax reporting purposes. In addition, at December 31, 1996, the Company had research and development tax credit carryforwards for Federal income tax purposes, of approximately $244,000. These net operating losses and research and development tax credit carryforwards expire in various periods from 2007 to 2011 and are available to reduce future Federal and state income taxes. The minimum tax credit carryforwards have no expiration date and are available to reduce future Federal income taxes. The Company believes that it is more likely than not that the deferred tax assets will be realized prior to their expiration. This belief is based on recent and anticipated future earnings, as such, no valuation allowance was recorded at December 31, 1996 or 1995.

                   Notes to Consolidated Financial Statements





===============================================================================


(12)  401(k) Retirement Savings Plan

The Company has a 401(k) Retirement Savings Plan in which all full-time employees of the Company are eligible to participate. Participants become eligible for the employer-matching contribution on the first day of the calendar quarter immediately following the completion of one year of service. The Company matches 50% of participant contributions up to a maximum Company contribution of $1,500 per employee in the Company's stock. Matching contributions to the plan were $320,000, $165,000 and $97,000 in the years ended December 31, 1996, 1995 and 1994, respectively.

(13)  International Market Entry Costs

In December 1996, the Company signed an agreement to install its LASTWORD system at a United Kingdom-based health care provider, to provide facilities management services and assist in the development process of modifying the Company's system to reflect U.K. market requirements. The agreement will be accounted for as a development contract with an estimated term of eight years. The contract payment terms and conditions were negotiated in accordance with the provisions of the Private Finance Initiative. A portion of the contract value is subject to certain variable pricing requirements which are determined in accordance with certain performance indicators. The variable portion of the contract is not considered material to the total contract value. During 1996, the Company recorded approximately $810,000 of non-recurring charges representing the excess of estimated costs over estimated recoveries related to the contract. Future expenditures to be incurred over the term of the contract are expected to be approximately $15 million, including costs to be incurred by a third party subcontractor, which amounts the Company expects to recover over the term of the contract.

(14)  Subsequent Event

On March 25, 1997, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among PHAMIS, Inc. and IDX Systems Corporation, a Vermont-based corporation ("IDX"). Pursuant to the Merger Agreement, each outstanding share of PHAMIS, Inc. common stock will be canceled and converted automatically into the right to receive .73 shares of IDX common stock, subject to adjustment within a range of .6811 to .80 shares of IDX common stock, based on the average market price per share of IDX's common stock. In addition, the Company agreed to pay IDX a $6 million fee plus expenses not to exceed $1.5 million if the Merger Agreement is terminated under certain circumstances. The Merger is expected to be accounted for as a pooling-of-interests and to qualify as a tax-free reorganization.

The Merger is subject to the customary closing conditions, including shareholder approval by both companies, to be considered at separate meetings anticipated to occur in July 1997, and legal and regulatory approvals. The Merger will be effective promptly following shareholder approval, assuming satisfaction of the other conditions of the Merger.

(15)  Quarterly Results of Operations (Unaudited)

The following tables (presented in thousands, except per share amounts) set forth certain unaudited quarterly supplementary data for each of the years in the two-year period ended December 31, 1996:

                                                               Three months ended
                                             ------------------------------------------------------     Year ended
                                             March 31,     June 30,      Sept. 30,         Dec. 31,      Dec. 31,
                                               1996          1996           1996             1996          1996
                                             ----------------------------------------------------------------------
           Net revenues                  $   12,115         12,160         12,814          12,211         49,300
           Gross margin                       5,115          5,295          5,002           5,170         20,582

                   Notes to Consolidated Financial Statements



================================================================================================================
           Net income                          356            467              671             284        1,778
           Net income per common
                share - primary                .06            .07              .11             .04          .28
           Net income per common
                share - fully diluted          .06            .07              .11             .04          .28

                                                               Three months ended
                                             ------------------------------------------------------     Year ended
                                             March 31,     June 30,        Sept. 30,         Dec. 31,      Dec. 31,
                                               1995          1995             1995             1995          1995
                                             ----------------------------------------------------------------------
           Net revenues                  $   11,663         12,026           11,173          12,303        47,165
           Gross margin                       4,574          4,855            4,759           4,977        19,165
           Net income                         1,162          1,102            1,073             971         4,308
           Net income per common
                share - primary                .18            .17              .17             .16            .68
           Net income per common
                share - fully diluted          .18            .17              .17             .16            .68

                                  PHAMIS, INC.
                                AND SUBSIDIARIES

                     Condensed Consolidated Balance Sheets

                    (In thousands, except per share amounts)

=============================================================================================================
                                                                                 March 31,     December 31,
                                                                                    1997           1996
-------------------------------------------------------------------------------------------------------------
                                            ASSETS
Current assets:
     Cash and cash equivalents                                                 $   4,085     $         -
     Investments available for sale, at fair value                                19,101           18,838
     Accounts receivable, net                                                     13,526            8,417
     Accrued revenue receivable                                                    1,498            2,073
     Refundable income taxes                                                         294              316
     Deferred income taxes                                                           369              323
     Prepaid expenses and other assets                                             1,405              857
                                                                              -------------------------------

                      Total current assets                                        40,278           30,824
                                                                              -------------------------------

Furniture, equipment and leasehold improvements, at cost                           9,106            8,789
     Less accumulated depreciation and amortization                                4,360            4,023
                                                                              -------------------------------

                                                                                   4,746            4,766
                                                                              -------------------------------

Other investments and advances, at cost                                            2,265            2,560
Capitalized software costs, net                                                    5,645            5,120
Other assets                                                                         994              477
                                                                              ===============================

                      Total assets                                              $ 53,928         $ 43,747
                                                                              ===============================

                              LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Current installments of long-term obligations                            $      100       $      102
     Accounts payable and accrued liabilities                                      9,475            3,653
     Deferred revenue                                                              9,959            7,590
                                                                              -------------------------------

                      Total current liabilities                                   19,534           11,345
                                                                              -------------------------------

Long-term obligations, excluding current installments                                 28               51

Deferred income taxes                                                              1,702            1,191

Shareholders' equity:
     Preferred stock                                                                  -                -
     Common stock                                                                     15               15
     Additional paid-in capital                                                   27,650           27,240
     Unrealized gains on investments                                                  11               15
     Retained earnings                                                             4,988            3,890
                                                                              -------------------------------

                      Total shareholders' equity                                  32,664           31,160
-------------------------------------------------------------------------------------------------------------

                      Total liabilities and shareholders' equity                $ 53,928        $  43,747
=============================================================================================================

   See accompanying notes to condensed consolidated financial statements.

                                 PHAMIS, INC.

                               AND SUBSIDIARIES

                  Condensed Consolidated Statements of Income

                    Quarters ended March 31, 1997 and 1996

                   (In thousands, except per share amounts)

================================================================================

                                                           1997        1996
-------------------------------------------------------------------------------
Net revenues                                            $  14,602  $  12,115
Cost of revenues                                            8,679      7,000
                                                        -----------------------
     Gross margin                                           5,923      5,115
                                                        -----------------------
Operating expenses:
     Sales and marketing                                    2,188      1,867
     Research and development                               1,329      1,473
     General and administrative                               995      1,002
     Merger and acquisition costs                              -         292
                                                        -----------------------
                      Total operating expenses              4,512      4,634
                                                        -----------------------
                      Operating income                      1,411        481
                                                        -----------------------
Other income (expense):
     Interest income                                          222        194
     Interest expense                                          (3)       (12)
     Other, net                                                (4)        (2)
                                                        -----------------------
                      Other income (expense), net             215        180
                                                        -----------------------
                      Income before income taxes            1,626        661
Provision for income taxes                                    528        306
                                                        =======================
                      Net income                        $   1,098  $     355
                                                        =======================
Net income per common share                               $   .17     $  .06
Weighted average number of common shares outstanding        6,420      6,389
===============================================================================

See accompanying notes to condensed consolidated financial statements.

                                 PHAMIS, INC.

                               AND SUBSIDIARIES

                Condensed Consolidated Statements of Cash Flows

                    Quarters ended March 31, 1997 and 1996

                   (In thousands, except per share amounts)

==============================================================================================================

                                                                                           1997        1996
--------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
     Net income                                                                          $ 1,098     $   355
     Adjustments to reconcile net income to net cash provided by (used in) operating activities:
           Depreciation and amortization                                                     668         546
           Deferred income taxes                                                             468         175
           Change in certain assets and liabilities:
               Accounts receivable and accrued revenue receivable                         (4,534)     (4,033)
               Prepaid expenses and other current assets                                    (548)        (58)
               Refundable income taxes                                                        59          17
               Accounts payable and accrued liabilities                                    5,822       2,163
               Income taxes payable                                                           -          102
               Deferred revenue                                                            2,369         694
                                                                                       -----------------------

                      Net cash provided (used) by operating activities                     5,402         (39)
                                                                                       -----------------------

Cash flows from investing activities:
     Purchases of investments                                                             (2,346)    (10,227)
     Maturities and sales of investments                                                   2,076      11,604
     Purchases of furniture, equipment and leasehold improvements                           (316)     (1,232)
     Other investments and advances                                                          295        (961)
     Capitalized software development costs                                                 (857)       (799)
     International contract development costs                                               (456)         -
     Increase in other assets                                                                (61)        (23)
                                                                                       -----------------------
                      Net cash used in investing activities                               (1,665)     (1,638)
                                                                                       -----------------------

Cash flows from financing activities:
     Net change in note payable to bank                                                       -         (209)
     Principal repayments of long-term obligations                                           (25)        (62)
     Proceeds from issuance of common stock under stock option and employee benefit
        plans                                                                                373         413
                                                                                       -----------------------
                      Net cash provided by financing activities                              348         142
                                                                                       -----------------------
                      Net increase (decrease) in cash and cash equivalents                 4,085      (1,535)
Cash and cash equivalents at beginning of period                                              -        4,488
                                                                                       -----------------------
Cash and cash equivalents at end of period                                             $   4,085   $   2,953
==============================================================================================================

See accompanying notes to condensed consolidated financial statements.

                                 PHAMIS, INC.
                               AND SUBSIDIARIES

             Notes to Condensed Consolidated Financial Statements





NOTE 1.       BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated balance sheets, statements of income and statements of cash flows reflect all adjustments which are, in the opinion of management, necessary to present a fair statement of the condensed consolidated financial position at March 31, 1997, and the condensed consolidated statements of operations and cash flows for the interim periods ended March 31, 1997 and 1996.

The accompanying unaudited condensed financial statements have been prepared in accordance with the instructions for Form 10-Q and, therefore, do not include all information and footnotes necessary for a complete presentation of the financial position, results of operations, and cash flows, in conformity with generally accepted accounting principles. The Company filed audited financial statements which included all information and footnotes necessary for such a presentation of the financial position, results of operations, and cash flows for the years ended December 31, 1996, 1995 and 1994, in the Company's 1996 Form 10-K.

The results of operations for the interim period ended March 31, 1997 are not necessarily indicative of the results to be expected for the full year.

NOTE 2.       MERGER WITH IDX SYSTEMS CORPORATION

On March 25, 1997, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among PHAMIS, Inc. and IDX Systems Corporation, a Vermont-based corporation ("IDX"). Pursuant to the Merger Agreement, each outstanding share of PHAMIS, Inc. common stock will be canceled and converted automatically into the right to receive .73 shares of IDX common stock, subject to adjustment within a range of .6811 to .80 shares of IDX common stock, based on the average market price per share of IDX's common stock. The Merger is expected to be accounted for as a pooling-of-interests and to qualify as a tax-free reorganization.

The Merger is subject to the customary closing conditions, including shareholder approval by both companies, to be considered at separate meetings anticipated to occur in July 1997, and legal and regulatory approvals. The Merger will be effective promptly following shareholder approval, assuming satisfaction of the other conditions of the Merger.

                                 PHAMIS, INC.
                               AND SUBSIDIARIES

             Notes to Condensed Consolidated Financial Statements



NOTE 3.       INVESTMENTS AVAILABLE-FOR-SALE

Investments available-for-sale at March 31, 1997 and December 31, 1996 consist principally of tax-exempt, investment-grade, interest-bearing securities diversified among security types and users. Investments available-for-sale consisted of the following at March 31, 1997:

                                                                             Unrealized       Fair
                                                                  Cost     gains (losses)     value
                                                               ---------------------------------------
                                                                          (In thousands)
         Money market funds                                    $    439          -              439
         State and municipal bonds and notes                      8,011          17           8,028
         Tax-exempt municipal preferreds                         10,635          (1)         10,634
                                                               ---------------------------------------
                                                               $ 19,085          16          19,101
                                                               =======================================

At March 31, 1997, approximately $11,000, net of income taxes, of unrealized holding gains were recorded in shareholders' equity. The cost and fair value of available-for-sale securities as of March 31, 1997, by contractual maturity, consisted of the following:

                                                                                Fair
                                                                   Cost        value
                                                                ------------------------
                                                                     (In thousands)
         Due in one year or less                                $ 17,075      17,084
         Due in one to two years                                   2,010       2,017
                                                                ------------------------
                                                                $ 19,085      19,101
                                                                ========================

NOTE 4.       UNCOMPLETED CONTRACTS

Costs, estimated earnings and billings to date on uncompleted contracts were as follows:

                                                                                       Mar. 31,    Dec. 31,
                                                                                         1997        1996
                                                                                    -------------------------
                                                                                         (In thousands)
         Costs incurred on uncompleted contracts                                      $  52,212  $  49,770
         Estimated earnings                                                              34,137     33,618
                                                                                    -------------------------
                                                                                         86,349     83,388
         Less billings to date                                                           94,810     88,905
                                                                                    -------------------------
                                                                                      $  (8,461) $  (5,517)
                                                                                    =========================
         Included in accompanying balance sheets under the following captions:
              Accrued revenue receivable                                              $   1,498  $   2,073
              Deferred revenue                                                           (9,959)    (7,590)
                                                                                    -------------------------
                                                                                      $  (8,461) $  (5,517)
                                                                                    =========================